Generation Income Properties Enters Into Warrant Exercise Transaction for $4.3 Million in Gross Proceeds

TAMPA, FL / ACCESS Newswire / September 18, 2026 / Generation Income Properties, Inc. (NASDAQ:GIPR) ("GIPR" or the "Company") today announced it has entered into a warrant inducement agreement with an investor (“Investor”) for the immediate exercise of certain outstanding warrants that the Company issued in June 2026 (the “June 2026 Warrants”). Pursuant to a warrant inducement agreement, the Investor has agreed to exercise the outstanding June 2026 Warrants to purchase an aggregate of 4,074,359 shares of the Company’s common stock at the exercise price of $1.05. The shares of common stock issuable upon exercise of the June 2026 Warrants were registered pursuant to an effective registration statement on Form S-11 (File No. 333-296210). The gross proceeds from the exercise of the warrants are expected to be approximately $4,278,076.95 million, prior to deducting financial advisory fees and estimated offering expenses.

Maxim Group LLC acted as financial advisor in connection with the transaction.

In consideration for the immediate exercise of the existing warrants in cash, the Company also agreed to issue to the Investor unregistered warrants to purchase an aggregate of 8,148,718 shares of the Company’s common stock (the “Reload Warrants”). The Reload Warrants will each have an exercise price of $1.05 per share, will be exercisable upon stockholder approval, and will expire on the five year anniversary of stockholder approval. The Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock issuable upon exercise of the Reload Warrants.

The closing of the warrant exercise transaction is expected to occur on or about September 21, 2026, subject to satisfaction of customary closing conditions.

The New Warrants described above are being offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. When used in this press release, in future filings with the Securities and Exchange Commission (the "SEC") or in other written or oral communications, statements which are not historical in nature, including those containing words such as "continue," "anticipate," "will," "estimate," "expect," "intend," "plan," and "project" and other similar words and expressions, are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on current expectations of management of the Company and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Please refer to the risks detailed from time to time in the reports that the Company files with the SEC, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2025 filed with the SEC on April 3, 2026, as well as the Company's subsequent filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Contact Information

Generation Income Properties, Inc.

401 East Jackson Street, Suite 3300

Tampa, Florida 33602

ir@gipreit.com

(813) 448-1234